Exhibit 5.1

                        LEGAL OPINION OF WHITE & CASE LLP

January 6, 2006

Electronic Sensor Technology, Inc.
1077 Business Center Circle
Newbury Park, California 91320

    Re:     Registration Statement on Form SB-2

Ladies and Gentlemen:

        We have acted as counsel to Electronic Sensor Technology, Inc., a Nevada corporation (the "Company"), and are familiar with the proceedings and documents relating to the proposed registration by the Company, through a Registration Statement on Form SB-2 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission, of up to 24,398,983 shares of the Company's common stock, par value $.001 per share (the "Shares").

        For the purposes of rendering this opinion, we have examined originals or certified photo static copies of such corporate records, agreements, instruments and other documents of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others. We are admitted to the bar in New York and California. For purposes of this opinion, we have assumed with respect to the authorization and issuance of common stock, that the law of the state of Nevada is substantially similar to the laws of the states of New York and California.

        Based on the foregoing, and subject to applicable state securities laws, we are of the opinion that the Shares have been duly authorized and, when certificates representing the Shares have been duly executed by the Company and with respect to those Shares underlying debentures and warrants, upon conversion of such debentures or exercise of such warrants, and delivery of the certificates to the holders of such Shares, the Shares will be validly issued, fully paid and non-assessable.

        We consent to the filing of this legal opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the headings "Legal Matters" in the prospectus which forms a part of the Registration Statement and "Legal Matters" in any prospectus supplement which will form a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder. This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the undersigned.

                                                    Very truly yours,


                                                    /s/ White & Case LLP